As filed with the Securities and Exchange Commission on December 30, 2014.

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-2867490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

COPART, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

A. Jayson Adair
Chief Executive Officer
Copart, Inc.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Name, and address of agent for service)

(972) 391-5000
(Telephone number, including area code, of agent for service)

Copies to:
Robert F. Kornegay
Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real, Suite 200
San Diego, CA 92130-3002
(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share, to be issued under the Copart, Inc. 2014 Employee Stock Purchase Plan.	1,198,958(2)	$31.26(3)	$37,479,427	$4,355

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Copart, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 1,198,958 shares of common stock reserved for issuance under the Copart, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”).

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $36.775 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the Nasdaq Global Select Market on December 22, 2014. Pursuant to the 2014 ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be the lower of (i) 85% of the fair market value of a share of the Registrant’s common stock on the first trading day of the offering period or (ii) 85% of the fair market value of a share of the Registrant’s common stock on the last trading day of the offering period.

COPART, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”) is omitted from this Registration Statement in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be delivered to participants in the employee benefit plan as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2014 (the “Annual Report”), filed with the Commission on September 29, 2014 (Commission File No. 000-23255), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than portions of these documents not deemed to be filed); and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on January 19, 1994 and amended on March 2, 1994 and January 10, 2012, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XI of the Certificate of Incorporation of the Registrant provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of their fiduciary duties to the Registrant and its stockholders. This provision does not eliminate any director’s fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VIII of the Registrant’s Bylaws provides for indemnification of its directors to the fullest extent authorized by Delaware General Corporation Law. The Registrant’s Bylaws also provide that:

•	The Registrant is required to advance the expenses, as incurred, of any such individual in connection with defending a proceeding, action or suit by reason of such individual’s serving on behalf of and at the Registrant’s request, except that such officer or director shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification arrangements with any person other than a director who is made a party to any action, suit or proceedings by reason of the fact that he is or was an officer or employee of the Registrant.

•	The Registrant may not retroactively amend the Bylaw provisions described above to reduce its indemnification obligations to its directors, officers, employees and agents.

In addition, the Registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers to provide for the maximum indemnification allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereto)
99.1(1)	Copart, Inc. 2014 Employee Stock Purchase Plan

(1) Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K (File No. 000-23255), filed with the Commission on December 5, 2014.

Item 9.	Undertakings.

A.      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on this 30th day of December, 2014.

COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. Jayson Adair and Paul A. Styer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. Jayson Adair	Chief Executive Officer and Director (principal	December 30, 2014
A. Jayson Adair	executive officer)

/s/ William E. Franklin	Executive Vice President and Chief Financial	December 30, 2014
William E. Franklin	Officer (principal financial officer and principal accounting officer)

/s/ Willis J. Johnson	Chairman of the Board	December 30, 2014
Willis J. Johnson

/s/ Vincent W. Mitz	President and Director	December 30, 2014
Vincent W. Mitz

/s/ Matt Blunt	Director	December 30, 2014
Matt Blunt

/s/ Steven D. Cohan	Director	December 30, 2014
Steven D. Cohan

/s/ Daniel J. Englander	Director	December 30, 2014
Daniel J. Englander

/s/ James E. Meeks	Director	December 30, 2014
James E. Meeks

/s/ Thomas N. Tryforos	Director	December 30, 2014
Thomas N. Tryforos

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereto)
99.1(1)	Copart, Inc. 2014 Employee Stock Purchase Plan

(1) Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K (File No. 000-23255), filed with the Commission on December 5, 2014.